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                                                                    EXHIBIT 99.1

PRESS RELEASE                             Source: Famous Dave's of America, Inc.

FAMOUS DAVE'S ANNOUNCES 3RD QUARTER REVENUES
Thursday October 2, 5:01 pm ET

SETS TIMING OF EARNINGS RELEASE & CONFERENCE CALL

MINNEAPOLIS, Oct. 2 /PRNewswire-FirstCall/ -- Famous Dave's of America, Inc. (Nasdaq: DAVE - News) today announced that it reported revenues of approximately $26.0 million for the 3rd quarter of 2003, an 8.8% increase over the 3rd quarter of 2002. Comparable sales for the 3rd quarter decreased 3.5% at company-operated restaurants and decreased 3.8% for franchise-operated restaurants. Through the first three quarters, comparable sales decreased 2.6% at company-operated restaurants and decreased 6.5% at franchise-operated restaurants.

Four new franchise-operated Famous Dave's restaurants opened during the quarter. These new restaurants include locations at the Mall of America in Minnesota; Salt Lake City, Utah; Lexington, Kentucky and Sioux City, Iowa. There are currently 87 Famous Dave's restaurants including 43 company-operated and 44 franchise-operated. The Company also has signed Area Development Agreements for an additional 145 franchise restaurants.

"While the results we have reported for the 3rd quarter are relatively consistent with our year to date trends, we are encouraged with the focus and enthusiasm of our corporate support team and restaurant operators toward the future," said David Goronkin, CEO of Famous Dave's of America. "Our team is becoming aligned with a strategic focus that will enable us to raise the level of execution in marketing, and overall hospitality," said Goronkin. In addition, Goronkin stated, "We have a number of initiatives in place focused on building brand awareness, including a review of our marketing strategy and building design. The success of recent new restaurant openings reflects the continued strength of the Famous Dave's brand and the commitment of our franchisee partners."

Famous Dave's will release financial results for the 3rd quarter at 3:15 p.m. Central Time on Tuesday, October 21, 2003 with a conference call to follow at 4:00 p.m. Central Time.

The company invites all those interested in hearing management's discussion of the quarter to join the call by dialing (877) 798-8052; Conference ID "3162569". A replay will be available for one week following the call by dialing (800) 642-1687. Participants may also access a live web cast of the conference call through the investor relations section of Famous Dave's web site at www.famousdaves.com .

    Additional detail on 3rd quarter and year-to-date revenues is as follows:


    3rd Quarter                       2003           2002        Pct Change
    Restaurant Revenues           $24,356,000    $22,554,000          7.9%
    Franchise Royalties             1,317,000        929,000          41.8
    Franchise Fees                    256,000        340,000         (24.7)
    Licensing Royalties                49,000         45,000           8.8
    Total Revenues                $25,978,000    $23,868,000           8.8
    Average Weekly Revenue
      -- Company-operated             $43,571        $48,369          (9.9)
      -- Franchise-operated           $50,842        $50,013           1.6

    Year-To-Date                      2003           2002        Pct Change
    Restaurant Revenues           $70,772,000    $65,912,000            7.4%
    Franchise Royalties             3,235,000      2,254,000           43.5
    Franchise Fees                    775,000        940,000          (17.5)
    Licensing Royalties               164,000        175,000           (6.3)
    Total Revenues                $74,926,000    $69,281,000           8.15
    Average Weekly Revenue
      -- Company-operated             $43,595        $47,946           (9.1)
      -- Franchise-operated           $47,298        $49,036           (3.5)



Famous Dave's of America, Inc. (Nasdaq: DAVE - News) owns, operates and franchises barbeque restaurants. The company currently owns 43 locations and franchises an additional 44 units in 23 states. The Company also has signed Area Development Agreements for an additional 145 franchise restaurants. Its menu features

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award-winning barbecued and grilled meats, an ample selection of salads, side items, sandwiches and unique desserts.

Certain matters discussed within this press release, including statements regarding revenue and profit forecasts, new restaurant sites, restaurant openings and expansion plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Famous Dave's of America, Inc. believes the expectation reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from Famous Dave's expectation include financial performance, restaurant industry conditions, execution of restaurant development and construction programs, ability of our franchisees to execute their development plans, changes in local or national economic conditions, availability of financing, and other risks detailed from time to time in the company's SEC reports.